EXECUTION VERSION RETIREMENT AND GENERAL RELEASE AGREEMENT This RETIREMENT AND GENERAL RELEASE AGREEMENT and exhibits (collectively, this “Agreement”) is made and entered into as of December 2, 2022, by and between VF Corporation, a Pennsylvania corporation (the “Company”), and Steven E. Rendle (“Executive” and, together with the Company, the “Parties” and each, a “Party”). WHEREAS, Executive serves as Chairman, President and Chief Executive Officer of the Company; and WHEREAS, the Parties now desire to enter into a mutually satisfactory arrangement concerning, among other things, Executive’s separation from service with the Company and its Affiliates (as defined below), and other matters related thereto. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Parties agree as follows: 1. Definitions. As used in this Agreement, the following terms, when capitalized, shall have the meanings given below: (a) “Affiliate” means an entity controlled by, controlling or under common control with the Company. (b) “Board” means the Board of Directors of the Company. (c) “Code” means the Internal Revenue Code of 1986, as amended, and any Treasury regulations promulgated or other Treasury guidance thereunder. 2. Retirement. Executive’s employment with the Company and its Affiliates terminated as of December 2, 2022 (the “Retirement Date”). Effective as of the Retirement Date, Executive hereby resigns from his positions as President and Chief Executive Officer of the Company, as Chairman and a member of the Board and as a member of any committees of the Board on which he may serve, and as a member of the board of directors of, or as a manager or any other position with, any of the Company’s Affiliates. While the Parties agree that such resignations are intended to be self-effectuating, Executive further agrees to execute any documentation that the Company determines necessary or appropriate to facilitate such resignation. The Company agrees to issue the press release and shall distribute the retirement letter, in each case, substantially in the forms attached hereto as Exhibits 1 and 2, respectively (subject to any modifications that the Company determines appropriate and that do not impact references to Executive). 3. Retirement Benefits. In consideration for Executive’s service to the Company and its Affiliates and Executive’s compliance with the terms of this Agreement and satisfaction of all conditions set forth in this Agreement, Executive shall be entitled to the payments and benefits set forth below. Initial Here^ W/4443746 Exhibit 10.1

(a) Accrued Obligations. Executive shall be entitled to a cash payment, which shall be paid in a lump sum within thirty (30) days following the Retirement Date, equal to the sum of (i) Executive’s base salary through the Retirement Date to the extent not theretofore paid, and (ii) any accrued vacation pay, in each case to the extent not theretofore paid. (b) Equity-Based Awards. For purposes of Executive’s outstanding stock options and performance-based restricted stock units, Executive’s termination of employment on the Retirement Date shall be treated as a “Retirement” (as defined in the Company’s 1996 Stock Compensation Plan as amended). For the avoidance of doubt, Executive’s outstanding stock options or performance-based restricted stock units with respect to which the holding period for Retirement treatment has not been satisfied as of the Retirement Date shall be forfeited. (c) Noncompetition Covenant. In consideration for the noncompetition covenant contemplated by the Protective Covenants Agreement between Executive and the Company (the “Protective Covenants Agreement”), pursuant to Section 10(a) of the Protective Covenants Agreement, Executive shall receive a monthly payment equal to 100% of his last monthly base salary for the duration of the “Non-Compete Period” (as defined in the Protective Covenants Agreement). For the avoidance of doubt, the Company affirms its intention and right to enforce, and Executive acknowledges and agrees that the Company may enforce, the noncompetition covenant and all other covenants of Executive set forth in the Protective Covenants Agreement. (d) Pension and Deferred Compensation. Executive shall be entitled to his benefits under the Company’s 401(k) savings plan, pension plan, supplemental executive retirement plan and executive deferred savings plan that are accrued and vested as of the Retirement Date in accordance with the terms of such plans. Executive shall not be eligible to make further contributions to, or accrue benefits under, such plans after the Retirement Date. (e) Discount. After the Retirement Date, Executive shall continue to receive the associate discount on Company merchandise on Company e-commerce sites as if Executive were a current employee under the Company’s discount policy to the same extent that such associate discount is provided to similarly situated retirees of the Company in accordance with the Company’s policies as in effect from time to time. (f) Effect of Payments on Compensatory Arrangements. Executive acknowledges that the payments and benefits to which he is entitled pursuant to this Section 3 and otherwise solely on account of the termination of his employment shall not be considered in determining his benefits under any plan, agreement, policy or arrangement of the Company and its Affiliates. The payments and benefits provided under this Section 3 shall be in full satisfaction of the obligations of the Company and its Affiliates to Executive under this Agreement or any other plan, agreement, policy or arrangement of the Company and its Affiliates upon his termination of employment, and in no event shall Executive be entitled to severance pay or benefits beyond those specified in this Section 3. Executive acknowledges and agrees that, except as expressly provided in this Section 3, no compensation, vacation pay, bonus, sick pay, personal day pay or other money is or will be owed to Executive by the Company or Affiliates from and following the Retirement Date. Except for COBRA continuation, Executive’s group health benefits shall end on December 31, 2022. Whether or not Executive signs this Agreement, Executive may be eligible to continue receiving group health benefits pursuant to the federal COBRA law. Initial Here: ' 2

4. Executive Representation and Covenants. (a) Representation. Executive represents and warrants that there do not exist any circumstances, and Executive has not engaged in any conduct, that could constitute a basis for the Company to terminate Executive’s service for “Cause” (within the meaning applicable under any benefit plans or compensatory arrangements of the Company or its Affiliates applicable to Executive). On the basis of the foregoing, the separation will be treated as a “Retirement” for purposes contemplated by Section 3. (b) Company Property. Executive acknowledges that all documents, records, files, lists, equipment, computer, software or other property (including intellectual property) relating to the businesses of the Company or any of its Affiliates, in whatever form (including electronic), and all copies thereof, that have been or are received or created by Executive while an employee of the Company or its Affiliates are and shall remain the property of the Company and its Affiliates, and Executive shall immediately return such property to the Company upon the termination of Executive’s employment and, in any event, at the Company’s request. Executive’s corporate Visa Card will be cancelled, and Executive shall be prohibited from using such credit card or incurring any additional charges after the Retirement Date. Executive may retain any Company-provided equipment, including mobile phone, iPad, laptop, and printer; however, Executive may first be required to return the laptop to the Company for removal of any Company-specific applications and documents, after which the laptop shall be returned to Executive. The Company will remove its applications and documents from Executive’s mobile phone and iPad remotely and Executive will therefore not have to return them to the Company. Executive understands that the above provisions must be met before any payments under this Agreement will commence, and Executive hereby authorizes the Company to deduct any overdue balance on Executive’s corporate credit card from the payments referenced above. (c) Confidential Information. Executive hereby acknowledges that he is bound by all confidentiality agreements that he entered into with the Company and/or any and all past and current parent, subsidiary, related, acquired and affiliated companies, predecessors and successors thereto (which agreements are incorporated herein by this reference), that as a result of Executive’s employment Executive has had access to the Confidential Information (as defined in such agreement(s)), that Executive will hold all such Confidential Information in strictest confidence and that Executive may not make any use of such Confidential Information on behalf of himself or any third party. By signing this Agreement, Executive further confirms that Executive has delivered to the Company all documents and data of any nature containing or pertaining to such Confidential Information and that Executive has not taken with him any such documents or data or any reproduction thereof. Consistent with the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under federal or state trade secret law for disclosing a Company trade secret: (i) in confidence either directly or indirectly to an attorney, or any federal, State, or local government official, for the sole purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed under seal in either a lawsuit or other proceeding; or (iii) to Executive’s attorney(s) or in a lawsuit filed by Executive alleging retaliation by the Company for reporting a suspected violation of the law (should Executive decide not to sign this Agreement and thereby release all claims for retaliation), so long as any document containing trade secrets is filed under seal and Executive does not otherwise disclose the trade secrets except pursuant to court order. / f Initial Heresz^'^""' 3

(d) Nondisparagement. From and following the Retirement Date, Executive shall not make, either directly or indirectly, disparaging or derogatory statements about the Company, its Affiliates or the Company Releasees (as defined below), or otherwise disparage the Company, its Affiliates or the Company Releasees or their respective practices, procedures, products, or services. The Company similarly agrees that its executive team members, when speaking on behalf of the Company in their official capacity, shall not make any disparaging or derogatory statements about Executive. (e) Cooperation. Following the Retirement Date, Executive agrees to cooperate with the Company and its Affiliates in connection with any pending or future investigation or litigation or other legal matter in which the Company or other Company Releasees believe Executive is an individual with relevant knowledge, subject to and without waiving Executive’s rights specified in Sections 5(c)-(d). Executive also agrees to be reasonably available to the Company and/or its legal counsel and other designated representatives or agents following the execution of this Agreement. Specifically, Executive agrees to the following: (i) to respond to the best of Executive’s ability to reasonable inquiries from the Company concerning ongoing matters within Executive’s knowledge and/or former area of responsibility and to assist the Company in transitioning those matters to other personnel; and (ii) to fully cooperate with the Company and/or its legal counsel and other designated representatives or agents in providing information in connection with threatened, pending or future investigations or litigation or legal matter, including giving depositions and appearing for live interviews and proceedings. In the event the Company requests Executive’s cooperation or availability pursuant to this Section 4(e), the Company agrees to reimburse Executive for reasonable documented travel expenses in accordance with the Company’s policies as in effect from time to time. Executive further agrees not to testify for, appear on behalf of, or otherwise assist in any way any individual, company, or agency in any claim against the Company or its Affiliates unless pursuant to a lawful subpoena issued to Executive. If such a subpoena is issued, Executive shall immediately notify the Company and provide it with a copy of the subpoena. (f) Other Covenants; Clawback. Executive acknowledges and agrees that he remains bound by any covenants or agreements under any other agreement, plan or arrangement of the Company or its Affiliates applicable to Executive that survive his termination of employment (including all covenants under any Protective Covenants Agreement and any confidentiality agreement applicable to him). Executive further acknowledges and agrees that his compensation and benefits (including those payable under this Agreement) remain subject to all clawback, recoupment or recovery policies of the Company and its Affiliates. The Company reserves all rights and remedies in the event of Executive’s breach of this Agreement or if the representation contained in Section 4(a) is not true, including ceasing any vesting, payments or benefits contemplated by Section 3 and recovering from Executive amounts that would not have been paid had Executive separation been treated as for “Cause.” 5. General Release and Waiver of Claims. (a) General Release. In consideration of the payments and benefits provided to Executive under this Agreement, and after consultation with counsel, Executive hereby knowingly and voluntarily releases and discharges the Company and any and all of its current or former Affiliates, parent corporations, partnerships, divisions, subsidiaries, and their officers, Initial Here^y^/^- 4 directors, shareholders, members, employees, agents, attorneys, successors and assignees (collectively “Company Releasees”) from any and all claims, demands, liabilities, damages or causes of action arising out of facts or occurrences before the date Executive signs this Agreement, whether known or unknown to Executive, including claims arising out of Executive’s employment with the Company or its Affiliates and Executive’s separation from employment (hereinafter collectively “Claims”). (b) Executive’s Acknowledgment. Executive understands that by releasing the Company Releasees from each and every Claim, Executive is giving up rights to bring all Claims against any Company Releasee based on any action, decision or event occurring before the date this Agreement is signed. This release covers all Claims against the Company Releasees, including but not limited to those arising under tort, contract and local, state or federal statute, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act, as amended; Section 1981 of the Civil Rights of 1864, as amended; the Age Discrimination in Employment Act, as amended (“ADEA”) and the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act, as amended; the Americans with Disabilities Act, as amended; the Worker Adjustment and Retraining Notification Act; the Families First Coronavirus Response Act, whistleblower protection statutes; and any other federal, state, tribal or local law, statute, regulation or ordinance concerning employment, including termination of employment, including but not limited to laws prohibiting discrimination based on age, race, creed, color, religion, national origin, sex, disability, HIV/AIDS status, genetic information, marital status, sexual orientation, military service or veteran status or any other protected classification; denial or termination of any health benefit or benefits of any other kind, or any Claims of breach or violation of public policy, any Claims arising under the Federal or any state constitution, wrongful or constructive discharge, retaliatory discharge, breach of contract, wage Claims, including but not limited to Claims for bonuses, severance, vacation and overtime, promissory estoppel, fraud, fraudulent misrepresentation or concealment, retaliation, breach of the covenant of good faith and fair dealing, intentional and/or negligent infliction of emotional distress, outrageous conduct, interference with prospective business advantage, negligence, negligent misrepresentation or concealment, wrongful or bad faith termination, defamation and other business or personal injury, any and all Claims under federal immigration law, or any other Claims or rights to damages, whether contractual, liquidated, compensatory, exemplary, or punitive, or rights to or Claims for injunctive or equitable relief, or rights to or Claims for attorney’s fees, litigation costs or other monetary relief and all losses of any kind whatsoever, which Executive has or might have by virtue of any fact(s), act(s) or event(s) occurring prior to the effective date of this Agreement. However, nothing in this Agreement limits Executive’s right to receive money from the Securities Exchange Commission as a reward for providing information to that agency. (c) State Release Exclusions. Please see the “State Law Appendix for State Release Provisions” below for additional release provisions that will apply to Executive if Executive resides in or last worked for the Company in one of the states listed on the Appendix. The Appendix is part of this Agreement. (d) General Release Exclusions. Executive understands that, notwithstanding Sections 5(a)-(c), nothing in this Agreement is intended to unlawfully release or waive any oft Initial Hcre;,A^ —5

Executive’s rights under any laws or to prevent, impede, or interfere with Executive’s ability or right to: (i) provide truthful testimony if under subpoena to do so; (ii) file a charge with, testify before, or provide information to any federal, state or local administrative agency (such as the U.S. Equal Employment Opportunity Commission) or cooperate in an agency investigation (except that, other than as contemplated by the last sentence of Section 5(b) or required by applicable law. Executive acknowledges that Executive cannot recover money in connection with any such charge or investigation); or (iii) pursue any rights or Claims that may arise after the date this Agreement is signed. Further excluded from such release are any Claims Executive may have for: 1. unemployment benefits under applicable law; 2. workers’ compensation insurance benefits; 3. continued participation in certain of the Company’s group health benefit plans pursuant to COBRA, if applicable, and/or any applicable state law counterpart to COBRA; 4. indemnification pursuant to the Company’s bylaws and applicable law, or D&O insurance coverage; 5. breach of this Agreement by the Company; 6. the benefits provided in Section 3(a)-(e) above; and 7. any Claims that are not waivable as a matter of applicable law. (e) No Assignment. Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement. (f) Remedies. Notwithstanding anything in this Agreement or in any other plan, policy, agreement or arrangement of the Company or its Affiliates to the contrary, whether or not Executive is a party thereto, if Executive initiates or voluntarily participates in any lawsuit or other proceeding regarding matters waived pursuant to this Agreement following his receipt of written notice from the Company and a failure to cease such participation within thirty (30) calendar days following receipt of such notice, the Company and its Affiliates, in addition to any other remedies they may have, shall be entitled to (i) cease payment of the compensation and benefits contemplated by Section 3 of this Agreement to the extent not previously paid or provided, and (ii) the prompt return by Executive of any portion of such compensation and the value of such benefits previously paid or provided, in each case to the extent to which Executive would not have been legally entitled had he not executed this Agreement, without waiving the release otherwise granted herein. Executive understands that by entering into this Agreement he will be limiting the availability of certain remedies that he may have against the Company and any other Company Releasees and limiting also his ability to pursue certain Claims against the Company and any other Company Releasees. Initial 6

(g) Nonadmission of Liability. This Agreement is not an admission by the Company or any other Company Releasee that the Company or any other Company Releasee has acted wrongfully with respect to Executive or any other person. The Company and other Company Releasees specifically deny any liability for wrongful acts against Executive or any other person. (h) Additional Understandings and Acknowledgements. Executive further acknowledges and agrees: 1. Executive has entered into this Agreement knowingly and voluntarily, having given the matter full and careful consideration; 2. Executive is entitled to certain payments and benefits under this Agreement that are in addition to those Executive is entitled to receive apart from this Agreement; and 3. Executive acknowledges and agrees that the following is true as of the date Executive signs the this Agreement: (i) Executive is not owed any wages by the Company or its Affiliates for work performed, whether as wages or salary, overtime, bonuses or commissions, or for accrued but unused paid time off, and has been fully compensated for all hours worked; (ii) Executive has incurred no work related injuries; and (iii) Executive has received all family or medical leave Executive has requested and for which Executive was eligible. (i) Consideration Period. Executive may review and consider this Agreement for twenty-one (21) calendar days after Executive receives this Agreement. (j) Revocation Period. If Executive has not signed and returned this Agreement 6. Miscellaneous. (a) Governing Law. This Agreement shall be construed under federal law and, where applicable, the laws of the State of Colorado, without reference to its conflicts of choice of law rules. 7 within the twenty-one (21) calendar days period referenced in Section 5(i), the offer will expire. Once Executive has accepted the terms of this Agreement, Executive will have an additional seven (7) calendar days in which to revoke Executive’s acceptance. To revoke, Executive must send a written statement of revocation to the Company’s General Counsel at [redacted]. If Executive timely revokes, Executive will receive no benefits under this Agreement. If Executive does not revoke this Agreement, this Agreement shall become effective on the date immediately following the revocation period, if applicable. In accordance with ADEA, Executive acknowledges that: (i) Executive is hereby advised in writing to consult with an attorney before signing this Agreement; (ii) as consideration for signing this Agreement, Executive has received benefits and compensation to which Executive would otherwise not be entitled; and (iii) if Executive signs this Agreement before the consideration period expires, Executive does so voluntarily.

(b) Severability. If any provision of this Agreement is unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing this Agreement shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision. (c) No Assignment. Except as expressly contemplated by this Agreement, the compensation and benefits payable under this Agreement shall not be subject to anticipation alienation, pledge, sale, transfer, assignment, garnishment, attachment, execution, encumbrance, levy, lien or change, and any attempt to cause such compensation and benefits to be so subjected shall not be recognized, except to the extent required by law. (d) Headings and Captions. The headings and captions of this Agreement are not part of the provisions hereof and shall have no force or effect. (e) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Parties hereto or their respective successors and legal representatives. (f) Interpretation. As used in this Agreement, the term “including” does not limit the preceding words or terms. (g) Notices. All notices, requests, demands or other communications under this 8 Initial Here:. Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the Party to whom such notice is being given as follows: As to Executive: Mr. Steve Rendle [redacted] [redacted] Email: [redacted] with a copy (which does not constitute notice under this Agreement) to: Yvette Ostolaza Margaret Allen Sidley Austin LLP 2021 McKinney Ave., Ste. 2000 Dallas, TX 75201 Email: [redacted],[redacted]

(i) Tax Withholding. The Company and its Affiliates shall be entitled to withhold from the benefits and payments described herein all income and employment taxes required to be withheld by applicable law. (j) Tax Indemnity. The Company has made no representation to Executive concerning the nature or amount of taxes that Executive may owe with regard to any payments made hereunder. Executive warrants and agrees that, to the extent that any part of this Agreement is reportable income to him for tax purposes, Executive shall properly and timely report such income on all tax returns and reports as required by applicable law; Executive shall timely pay any such taxes that are due, to the extent Executive’s tax liability exceeds the taxes withheld for taxing authorities by the Company; and Executive shall indemnify and hold harmless the Company and the Company Releasees from and against any loss, cost or expense, including any taxes, interest, penalties, and reasonable attorneys’ fees incurred by the Company or the Company Releasees as a result of any failure by Executive to properly or timely report or pay taxes on any of the payments made to Executive under this Agreement or as a result of any reclassification by taxing authorities of the nature of any of the payments made hereunder. Executive agrees he has made no Claims of sexual harassment or abuse and, therefore, neither Party believes that Section 162(q) of the Code is applicable to this Agreement. (k) Section 409A. (i) General. It is intended that payments and benefits made or provided As to the Company: VF Corporation 1551 Wewatta Street Denver, CO 80202 Attention: General Counsel Email: [redacted] Any Party may change his or its address or the name of the person to whose attention the notice or other communication shall be directed from time to time by serving notice thereof upon the other party as provided herein. (h) Successors. This Agreement shall inure to the benefit of, be enforceable by and be binding upon Executive’s legal representatives. This Agreement shall inure to the benefit of, be enforceable by and be binding upon the Company and its successors and assigns. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise. under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment or installment in a series of payments under this Agreement shall be treated as a separate payment of compensation. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary Initial Here: " 9 to avoid the imposition of penalty taxes on Executive pursuant to Section 409A of the Code. In no event may Executive, directly or indirectly, designate the calendar year of any payment under this Agreement, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year (depending on the time that Executive executes this Agreement) shall be paid in the later taxable year. (ii) Reimbursements and In-Kind Benefits. Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (A) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement); (B) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (C) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (D) the right to reimbursement or in- kind benefits is not subject to liquidation or exchange for another benefit. (iii) Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, if Executive is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology established by the Company and its Affiliates as in effect on the Retirement Date), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code that is otherwise due to Executive under this Agreement during the six (6)-month period immediately following Executive’s separation from service (as determined in accordance with Section 409A of the Code) on account of Executive’s separation from service shall be accumulated and paid to Executive on the first (1st) business day of the seventh (7th) month following his separation from service (the “Delayed Payment Date”), to the extent necessary to prevent the imposition of tax penalties on Executive under Section 409A of the Code. If Executive dies during the postponement period, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid to the personal representative of his estate on the first to occur of the Delayed Payment Date or thirty (30) calendar days after the date of Executive’s death. (1) Counterparts and Facsimile/Digital Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an executed Agreement and each of which shall be deemed to be one and the same instrument. A facsimile or digital signature shall be treated as an original signature for all purposes. (m) VOLUNTARY EXECUTION. PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. EXECUTIVE IS ENTERING INTO THIS AGREEMENT VOLUNTARILY, HAVING BEEN ADVISED OF HIS RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. EXECUTIVE IS NOT RELYING ON ANY REPRESENTATION OR UNDERSTANDING NOT STATED IN THIS AGREEMENT. [Signature Page follows] Initial Here: 10

EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THE AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL. IN WITNESS WHEREOF, Executive has hereunto set his hand, and the Board has caused this Agreement to be executed by its duly authorized representative, all as of the date first above written. STEVEN E. RENDLE [Signature Page to Retirement and General Release Agreement]

Jennifer Sim EVP, General Counsel & Secretary VF CORPORATION Title: [Signature Page to Retirement and General Release Agreement]

EXHIBIT 1 [Press release omitted pursuant to Item 601(a)(5) of Regulation S-K. Such schedules and exhibits will be furnished to the SEC upon request.]

EXHIBIT 2 [Retirement letter omitted pursuant to Item 601(a)(5) of Regulation S-K. Such schedules and exhibits will be furnished to the SEC upon request.]